SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 7, 2004

FLOWSERVE CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-13179	31-0267900
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5215 N. O’Connor Blvd., Suite 2300, Irving, Texas		75039
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (972) 443 - 6500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement; Item 2.03 Creation of a Direct Financial Obligation

On October 7, 2004, Flowserve US Inc., a Delaware corporation and wholly owned subsidiary of Flowserve Corporation, as Servicer, and Flowserve Receivables Corporation, a Delaware corporation and wholly owned subsidiary of  Flowserve US Inc., as Seller, entered into a Receivables Purchase Agreement with Jupiter Securitization Corporation and Bank One, NA, acting as the Financial Institution and Agent (“RP Agreement”), whereby Flowserve Receivables Corporation may obtain up to $75,000,000 in financing by securitizing certain receivables.

To obtain the financing, Flowserve US Inc. transferred certain receivables to Flowserve Receivables Corporation, a newly formed special purpose entity, formed solely for this account receivables securitization program.  Pursuant to the terms of the RP Agreement, Flowserve Receivables Corporation then sells interest in these receivables to Jupiter Securitization Corporation which then pools these interests with others and issues short-term commercial paper, which will be repaid from cash flows generated by collections on the receivables.  Flowserve Corporation intends to account for this transaction as a loan from Jupiter Securitization Corporation with any amounts borrowed being classified as debt.  There will be no income statement impact, other than an anticipated reduction in annual interest expense.

On October 7, 2004, Flowserve Corporation drew approximately $60,000,000 under the RP Agreement and used those proceeds to reduce debt incurred under the First Amended and Restated Credit Agreement, dated as of May 2, 2002, by and among Flowserve Corporation, certain Subsidiaries named therein, certain Guarantors, Lenders, Credit Suisse First Boston, as Syndication Agent and Bank of America, as Swingline Lender and Bank Group Agent, as the same may from time to time be amended, restated, supplemented or otherwise modified and as previously disclosed and with the above capitalized terms as defined under Flowserve Corporation’s Form 8-K filed with the SEC on May 13, 2002, as Exhibit 10.1 thereto (“the First Amended and Restated Credit Agreement”).  As a result of this paydown, Flowserve Tranche A term debt was reduced by $16,000,000 and its Tranche C term debt was reduced by $44,000,000.

Flowserve Receivables Corporation will make payments to Jupiter Securitization Corporation under the terms outlined in Section 2 of the attached RP Agreement.

The RP Agreement loan obligations may be accelerated for such events as failing to make any payments when due; failure to perform or observe any term, covenant, or agreement under the RP Agreement or related agreements; failure of Flowserve Receivables Corporation to pay any indebtedness when due; failure of Flowserve US Inc. or Flowserve Corporation to pay any outstanding indebtedness in an aggregate amount in excess of $10,000,000; any Event of Default under the First Amended and Restated Credit Agreement; a change of control; or the occurrence of any one or more events further described under Section 9.1 of the attached RP Agreement.

A copy of the RP Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(c)  Exhibits

Exhibit Number	Description

10.1

Receivables Purchase Agreement, dated October 7, 2004, entered into by the Flowserve Receivables Corporation, as Seller, Flowserve US Inc., as Servicer, and Jupiter Securitization Corporation and Bank One, NA, as Financial Institution and Agent.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FLOWSERVE CORPORATION

By:	/s/ Ronald F. Shuff
Ronald F. Shuff
Vice President, Secretary and General Counsel

Date:  October 11, 2004

Exhibit Index

Exhibit Number	Description

10.1

Receivables Purchase Agreement, dated October 7, 2004, entered into by the Flowserve Receivables Corporation, as Seller, Flowserve US Inc., as Servicer, and Jupiter Securitization Corporation and Bank One, NA, as Financial Institution and Agent.